UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland
(Address of principal executive offices)

+353 1 6960000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note:

Mallinckrodt plc (“Mallinckrodt” or the “Company”) is filing this amendment to its Current Report on Form 8-K originally filed by the Company on March 3, 2022 (the “Original 8-K”) in order to provide certain additional information herein, substantially all of which was included in other Company SEC filings filed prior to the Original 8-K.

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed, on October 12, 2020, Mallinckrodt, and certain of its subsidiaries (collectively, together with Mallinckrodt, the “Debtors”) voluntarily initiated proceedings under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Also as previously disclosed, on February 3, 2022, the Bankruptcy Court issued an opinion (which was subsequently revised on February 8, 2022 to make minor corrections) stating its intention to confirm Mallinckrodt’s Fourth Amended Joint Plan of Reorganization of Mallinckrodt Plc and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code. On March 2, 2022, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Fourth Amended Joint Plan of Reorganization (with Technical Modifications) of Mallinckrodt Plc and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (as amended, supplemented or otherwise modified, the “Plan”). The Original 8-K was filed on March 3, 2022.

On June 8, 2022, the Bankruptcy Court entered an order approving a minor modification to the Plan, which is reflected in the final Plan filed at Docket No. 7670 and filed as Exhibit 2.1 to this Current Report on Form 8-K/A. A copy of the Confirmation Order was attached as Exhibit 99.1 to the Original 8-K. As of the date of entry of the Confirmation Order, consummation of the Plan remained subject to the satisfaction or waiver of various conditions precedent set forth in the Plan, including the High Court of Ireland, in the examinership proceedings initiated therein by Mallinckrodt’s directors, having made an order pursuant to Section 541 of the Companies Act of Ireland confirming a scheme of arrangement with respect to Mallinckrodt which is based on and consistent in all respects with the Plan (the “Scheme”), and such Scheme having become effective in accordance with its terms (or shall become effective concurrently with the effectiveness of the Plan). On June 16, 2022 (the “Effective Date”), the Plan and the Scheme became effective and Mallinckrodt emerged from the chapter 11 and Irish examinership proceedings.

Summary of the Plan

The following is a summary of the material features of the Plan as confirmed by the Bankruptcy Court. This summary highlights only certain provisions of the Plan and is not intended to be a complete description of the Plan. As stated above, as of the date of the Original 8-K, the following aspects of the Plan remained subject to certain conditions. On the Effective Date, all such conditions were satisfied or waived and the Plan and the Scheme became effective. This summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

The Plan provides for the following (amongst other things):

•

Resolution of Opioid-Related Claims Against Mallinckrodt. Pursuant to the Plan and the Scheme, on the Effective Date, all opioid claims against Mallinckrodt and its subsidiaries were deemed to have been settled, discharged, waived, released and extinguished in full against Mallinckrodt and its subsidiaries, and Mallinckrodt and its subsidiaries ceased to have any liability or obligation with respect to such claims, which were then treated in accordance with the Plan as follows:

•

Opioid claims were channeled to one or more trusts, which will receive $1,725.0 million in structured payments consisting of (i) a $450.0 million payment upon the Effective Date; (ii) a $200.0 million payment upon each of the first and second anniversaries thereof; (iii) a $150.0 million payment upon each of the third through seventh anniversaries thereof; and (iv) a $125.0 million payment upon the eighth anniversary thereof (collectively, the “Opioid Deferred Payments”), with an eighteen-month prepayment option at a discount for all but the first payment. The terms of the Opioid Deferred Payments are set forth in the Plan and an Opioid Deferred Cash Payments Agreement, dated as of the Effective Date and incorporated into the Confirmation Order.

•

Opioid claimants also received, in addition to other potential consideration, warrants for approximately 19.99% of reorganized Mallinckrodt’s new outstanding shares, after giving effect to the exercise of the warrants, but subject to dilution from equity reserved under Mallinckrodt’s management incentive plan, exercisable at any time on or prior to the sixth anniversary of the effectiveness of the Plan, at a strike price reflecting an aggregate equity value for the reorganized Debtors of $1,551.0 million.

•	Following effectiveness of the Plan, certain Mallinckrodt subsidiaries will remain subject to an agreed-upon operating injunction with respect to the operation of their opioid business.

•

Resolution of Disputes with the U.S. Department of Justice and Other Governmental Parties Relating to Acthar Gel. On the Effective Date, all claims of U.S. Department of Justice and other governmental parties relating to Acthar Gel against Mallinckrodt were deemed to have been settled, discharged, waived, released and extinguished in full against Mallinckrodt, and Mallinckrodt ceased to have any liability or obligation with respect to such claims, which were then treated in accordance with the Plan and the terms of the settlement that is summarized below:

•

Mallinckrodt and certain of its subsidiaries have reached an agreement with the U.S. Department of Justice (“DOJ”) and other governmental parties to settle a range of litigation matters and disputes relating to Acthar Gel (the “Governmental Acthar Settlement”) including a Medicaid lawsuit with the Centers for Medicare and Medicaid Services, a related False Claims Act (“FCA”) lawsuit in Boston, and an Eastern District of Pennsylvania (“EDPA”) FCA lawsuit principally relating to interactions of Acthar Gel’s previous owner (Questcor Pharmaceuticals Inc.) with an independent charitable foundation. Under the Governmental Acthar Settlement, which was conditioned upon Mallinckrodt commencing its chapter 11 proceeding and provides the distributions the applicable claimants will receive under the Plan, Mallinckrodt and certain of its subsidiaries have agreed to pay $260.0 million to the DOJ and other parties over seven years and reset Acthar Gel’s Medicaid rebate calculation as of July 1, 2020, such that state Medicaid programs will receive 100% rebates on Acthar Gel Medicaid sales, based on current Acthar Gel pricing. Also in connection with the Governmental Acthar Settlement, Mallinckrodt entered into a five-year corporate integrity agreement with the Office of Inspector General of the U.S. Department of Health and Human Services in March 2022. As a result of these agreements, upon effectiveness of the Governmental Acthar Settlement in connection with the effectiveness of the Plan, the U.S. Government dropped its demand for approximately $640 million in retrospective Medicaid rebates for Acthar Gel, the FCA lawsuit in Boston has been dismissed, and the U.S. Government has agreed to dismiss the EDPA FCA lawsuit. Similarly, state and territory Attorneys General will also drop related lawsuits. In turn, Mallinckrodt will dismiss its appeal of the U.S. District Court for the District of Columbia’s adverse decision in the Medicaid lawsuit, which was filed in the U.S. Court of Appeals for the District of Columbia Circuit.

•

Mallinckrodt has entered into the Governmental Acthar Settlement with the DOJ and other governmental parties solely to move past these litigation matters and disputes and does not make any admission of liability or wrongdoing.

•

Modification of Mallinckrodt’s Senior Secured Term Loans. Upon effectiveness of the Plan and the Scheme, lenders holding allowed claims in respect of Mallinckrodt’s and certain of its subsidiaries’ senior secured term loans due September 2024 (the “2024 Term Loans”) and its senior secured term loans due February 2025 (the “2025 Term Loans”) received their pro rata share of new senior secured term loans in an amount equal to the then-remaining principal amount of such claims bearing interest at a rate per annum equal to LIBOR plus 5.25% (with respect to the 2024 Term Loans) or LIBOR plus 5.50% (with respect to the 2025 Term Loan), maturing on September 30, 2027 and without any financial maintenance covenant, and payment in cash of an exit fee equal to 1.00% of such remaining principal amount.

•

Repayment of the Mallinckrodt’s Senior Secured Revolving Credit Facility. Upon effectiveness of the Plan and the Scheme, all allowed claims under Mallinckrodt’s and certain of its subsidiaries’ senior secured revolving credit facility were paid in full in cash, principally with the proceeds of newly incurred debt.

•

Reinstatement of Mallinckrodt’s 10.00% First Lien Senior Secured Notes Due 2025. Upon effectiveness of the Plan and the Scheme, Mallinckrodt’s and certain of its subsidiaries’ first lien senior secured notes due 2025 were reinstated at existing rates and maturities as the applicable holders’ purported make-whole claims were disallowed.

•

Modification of Mallinckrodt’s 10.00% Second Lien Senior Secured Notes Due 2025. Upon effectiveness of the Plan and the Scheme, lenders holding allowed claims in respect of Mallinckrodt’s and certain of its subsidiaries’ 10.00% second lien senior secured notes due 2025 received their pro rata share of new 10.00% second lien senior secured notes due 2025 that have the same principal amount and other economic terms as the existing second lien senior secured notes.

•

Restructuring of Mallinckrodt’s Guaranteed Unsecured Notes. Upon effectiveness of the Plan and the Scheme, holders of allowed claims in respect of Mallinckrodt’s and certain of its subsidiaries’ 5.75% senior notes due 2022, 5.625% senior notes due 2023 and 5.50% senior notes due 2025 (the “Guaranteed Unsecured Notes”) received their pro rata share of $375.0 million of new 10.00% second lien senior secured notes due seven years after effectiveness of the Plan and the Scheme and 100% of the new Mallinckrodt ordinary shares, subject to dilution by the warrants described above and Mallinckrodt’s management incentive plan.

•

Resolution of Other Remaining Claims. Pursuant to the Plan, on the Effective Date, trade claims and other general unsecured claims, including the claims of the holders of the 4.75% senior notes due April 2023, against Mallinckrodt and the other Debtors were deemed to have been settled, discharged, waived, released and extinguished in full, and Mallinckrodt and the other Debtors ceased to have any liability or obligation with respect to such claims, which are then treated in accordance with the Plan, which provides for the holders of such claims to share in $135.0 million in cash, plus other potential consideration (including a portion (amounting to $35 million) of the proceeds from the sale of a priority review voucher, which occurred on June 30, 2022), in accordance with the allocations as prescribed in the Plan.

•

Cancellation of the Existing Shares. Pursuant to the Plan, on the Effective Date the members of Mallinckrodt received no distribution and all of the existing ordinary shares of Mallinckrodt and all rights attaching or relating thereto will be cancelled.

Notwithstanding the making of the Confirmation Order, as of the date of the Original 8-K, consummation of the Plan remained subject to the satisfaction or waiver of various conditions precedent set forth therein. On the Effective Date, all such conditions were satisfied or waived and the Plan and the Scheme became effective.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 2.1 to this Current Report on Form 8-K/A and incorporated into this Item 1.03 by reference.

Capital Structure

As of April 29, 2022, Mallinckrodt had 84,782,926 ordinary shares outstanding. On the Effective Date, pursuant to the Plan, all of the then-existing ordinary shares were cancelled and the holders thereof did not receive any distribution on account of such interests.

There was no specific number of Mallinckrodt ordinary shares reserved for future issuance in respect of claims and interests filed and allowed under the Plan, which provided for the holders of the Guaranteed Unsecured Notes to receive all of the new ordinary shares to be issued by Mallinckrodt on the Effective Date (and for the issuance of the warrants described above and a new management incentive plan). On the Effective Date, Mallinckrodt issued the following in accordance with the Plan and Scheme:

•	13,170,932 of Mallinckrodt’s new ordinary shares, nominal value $0.01 per share (the “New Mallinckrodt Ordinary Shares”) to holders of the Guaranteed Unsecured Notes; and

•	3,290,675 warrants (“Warrants”) to purchase 3,290,675 New Mallinckrodt Ordinary Shares to the opioid claimants.

As of the Effective Date, there were 13,170,932 New Mallinckrodt Ordinary Shares (symbol MNKPF) and 3,290,675 Warrants issued and outstanding. On the Effective Date and pursuant to the Plan, Mallinckrodt adopted the Mallinckrodt Pharmaceuticals 2022 Stock and Incentive Plan (the “MIP”) and reserved an aggregate of 1,829,068 New Mallinckrodt Ordinary Shares (subject to adjustment in accordance with the terms of the MIP) for the issuance of equity awards thereunder to Mallinckrodt’s employees, consultants and directors. The New Mallinckrodt Ordinary Shares and the Warrants issued pursuant to the Plan were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 1145 of the Bankruptcy Code, which generally exempts from such registration requirements the issuance of certain securities under a plan of reorganization.

Certain Information Regarding Assets and Liabilities of Mallinckrodt

Information regarding the assets and liabilities of Mallinckrodt as of the most recent practicable date prior to the entry of the Confirmation Order is hereby incorporated by reference to Mallinckrodt’s Quarterly Report on Form 10-Q for the period ended September 24, 2021, filed with the Securities and Exchange Commission on November 2, 2021. As set forth in such Quarterly Report on Form 10-Q, as of September 24, 2021, Mallinckrodt had total assets of $9,158.0 million and total liabilities of $8,644.6 million (including $6,335.5 million of liabilities subject to compromise).

Information regarding the assets and liabilities of Mallinckrodt as of the most recent practicable date following the entry of the Confirmation Order is hereby incorporated by reference to Mallinckrodt’s Quarterly Report on Form 10-Q for the period ended April 1, 2022, filed with the Securities and Exchange Commission on May 3, 2022. As set forth in such Quarterly Report on Form 10-Q, as of April 1, 2022, Mallinckrodt had total assets of $8,704.9 million and total liabilities of $8,509.9 million (including $6,433.2 million of liabilities subject to compromise).

Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the effects of the Chapter 11 cases on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the agreement set forth in the Plan regarding a global settlement to resolve all opioid-related claims; the settlement set forth in the Plan with governmental parties to resolve certain disputes relating to Acthar Gel; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following, the Chapter 11 cases; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the Plan is successfully consummated; the nondischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and continuing as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the impact of the outbreak of the COVID-19 coronavirus; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations;

natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even now that the prepetition indebtedness has been restructured; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; Mallinckrodt’s variable rate indebtedness; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

The “Risk Factors” section of Mallinckrodt’s most recent Annual Report on Form 10-K and other filings with the SEC identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Modified Fourth Amended Joint Plan of Reorganization (with Technical Modifications) of Mallinckrodt Plc and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, filed June 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

By:	/s/ Bryan M. Reasons
Bryan M. Reasons
Executive Vice President & Chief Financial Officer
(principal financial and accounting officer)

Date: July 1, 2022